Exhibit 99.1

Alliance Entertainment Reports Second Quarter Fiscal Year 2026 Results

Adjusted EBITDA up 15% to $18.5M; Gross Margin expands 210 basis points to 12.8%

Net Income increased to $9.4M, or $0.18 per share, compared to $7.1M, or $0.14 per share, in Q2 FY25

Strengthened balance sheet, ending quarter with $74.1M in working capital

PLANTATION, Fla., February 12, 2026 (GLOBE NEWSWIRE) -- Alliance Entertainment Holding Corporation (Nasdaq: AENT), a premier distributor, logistics provider, and omnichannel fulfillment partner to the entertainment and pop culture collectibles industry, supplying more than 340,000 unique SKUs across music, video, video games, licensed merchandise, and exclusive collectibles to over 35,000 retail and e-commerce storefronts, reported its financial and operational results for its fiscal second quarter ended December 31, 2025.

Second Quarter FY 2026 Highlights

●	Sustained Profitability and Margin Execution: Net income increased year-over-year to approximately $9.4 million, or $0.18 per share, up from $7.1 million, or $0.14 per share in Q2 FY25, reflecting continued execution against the Company’s established profitability baseline. Adjusted EBITDA was approximately $18.5 million, an increase of $2.4 million year-over-year. Adjusted EBITDA margin was approximately 5%, compared to 4.1% in Q2 FY25, a 200 basis point improvement over the margin profile achieved in the trailing 12-months ended September 30, 2025. Gross margin expanded 210 basis points year-over-year to 12.8%, driven by favorable mix and higher-value products. A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this release.

●	Launch of Authentication and Digital Product Identity Platform: On December 31, 2025, the Company completed the acquisition of Endstate, establishing Endstate Authentic, a dedicated NFC-enabled authentication and digital product identity platform. The platform expands Alliance’s role beyond physical product distribution by enabling authenticated ownership, provenance, and verified resale across premium physical goods, supporting the full lifecycle of collectible products from initial sale through secondary markets. Designed as a scalable, enterprise-grade platform, Endstate Authentic is intended to support both Alliance’s internal initiatives and third-party brands, licensors, and ecosystem partners, adding a technology-enabled layer that enhances trust, differentiation, and long-term value creation across the collectibles and premium goods market. Subsequent to quarter end, Alliance launched Alliance Authentic™, a premium vinyl collectibles platform that represents the first commercial application of these capabilities within the Company’s portfolio.

●	Strength in Physical Media: Physical movie revenue increased 33% year-over-year to $114 million, benefiting from sustained demand for premium formats such as 4K Ultra HD and collectible SteelBook editions, as well as the Company’s exclusive distribution partnerships. Alliance was named the exclusive physical media distribution partner for Amazon MGM Studios in North America, effective January 1, 2026, further strengthening its leadership in premium home entertainment and collector-focused releases. Vinyl record sales increased 3% year-over-year, supported by continued consumer demand for collectible and limited-edition releases. Compact disc (CD) sales increased approximately 5% year-over-year, supported by higher unit volumes and the Company’s first full quarter as the exclusive distributor for Virgin Music Group through its AMPED Distribution division.

●	Collectibles Growth and Portfolio Expansion: Collectibles revenue increased 31% year-over-year, driven by higher average selling prices and a continued shift toward premium, licensed products. Results benefited from expanded sourcing activity, new vendor additions, and the continued integration of the Company’s owned brand, Handmade by Robots™.

●	Operational Discipline and Infrastructure Investment: Operating income increased year-over-year to $17.3 million, up from $14.8 million in Q2 FY25, reflecting continued operating leverage and disciplined cost management. Total operating expenses rose modestly, driven by targeted investments in technology, personnel, and infrastructure to support exclusive content partnerships and long-term scalability. Distribution and fulfillment costs were 3.3% of net revenue, consistent with 3.2% in Q2 FY25, supported by warehouse automation initiatives and ongoing efficiencies from prior facility consolidation.

●	Balance Sheet and Liquidity Strength: The Company ended the quarter with working capital of approximately $74.1 million, reflecting disciplined management of inventory and payables. During the quarter, the Company refinanced its asset-based lending agreement with a new $120 million senior secured credit facility from Bank of America, enhancing liquidity and financial flexibility, with availability at quarter end of $35 million.

“Our second quarter results reflect continued execution against the profitability baseline we established last year,” said Jeff Walker, Chief Executive Officer of Alliance Entertainment. “For the six months ended December 31, 2025, earnings per share increased to $0.28, up from $0.15 in the prior-year period, demonstrating the earnings leverage created by our structurally improved margin profile.

“Physical media continues to perform as a collectible category, supported by exclusive partnerships and strong consumer demand for premium formats,” Walker added. “With the launch of Alliance Authentic™, we’re extending that strategy into premium vinyl collectibles by introducing The Ultimate Vinyl Collectible™, enabling fans and collectors to Own a Piece of Vinyl History™ through authentic, certified, and individually numbered releases sourced directly from rights holders. This initiative builds on our strengths in physical media and reinforces our focus on high-value, enthusiast-driven products. With a structurally stronger margin profile and a growing pipeline of exclusive content, we believe Alliance is well positioned to deliver durable profitability and long-term value for our shareholders.”

Amanda Gnecco, Chief Financial Officer of Alliance Entertainment, said, “Net income in the second quarter increased 33% year-over-year to $9.4 million, and adjusted EBITDA margin improved 92 basis points year-over-year to 5.0%, reflecting the durability of our cost structure and the benefits of our improving product mix.

“During the quarter, we strengthened our balance sheet by refinancing our credit facility with Bank of America, reducing borrowing costs by up to 250 basis points and extending the maturity to five years. We ended the quarter with just over $74 million in working capital and enhanced liquidity, providing greater financial flexibility to support premium inventory, exclusive partnerships, and strategic initiatives while maintaining disciplined capital management,” continued Gnecco.

“As we look ahead, we’re building on a much stronger foundation,” Walker continued. “The acquisition of Endstate and the launch of Endstate Authentic mark an important step in expanding Alliance beyond distribution into authenticated collectibles, digital product identity, and recurring platform-driven revenue. This technology allows us to extend the value of physical products across their entire lifecycle—from initial sale through authenticated resale—while strengthening trust, provenance, and margins across our ecosystem. With the launch of Alliance Authentic™, we are also creating new opportunities in the collectible vinyl market by applying authentication, scarcity, and provenance to products we already source and distribute at scale.

“Separately, our new exclusive partnership with Amazon MGM Studios strengthens our leadership in premium physical home entertainment,” Walker added. “By combining our scale, operational execution, and exclusive studio relationships, we continue to elevate physical movies as collectible formats for fans and enthusiasts. Together, these initiatives reflect a disciplined approach to growth that leverages our scale, exclusivity, and financial flexibility to create long-term shareholder value.”

Second Quarter FY 2026 Financial Results

●	Net revenues for the fiscal second quarter ended December 31, 2025, were $369 million, compared to $394 million in the same period of fiscal 2025.

●	Gross profit for the fiscal second quarter ended December 31, 2025, was $47.1 million, compared to $42.3 million in the same period of fiscal 2025.

●	Gross margin for the fiscal second quarter ended December 31, 2025, was 12.8%, up 210 basis points from 10.7% in the same period of fiscal 2025.

●	Net income for the fiscal second quarter ended December 31, 2025, was $9.4 million, or $0.18 per diluted share, compared to net income of $7.1 million, or $0.14 per diluted share for the same period of fiscal 2025.

●	Adjusted EBITDA for the fiscal second quarter ended December 31, 2025, was $18.5 million, compared to Adjusted EBITDA of $16.1 million for the same period of fiscal 2025.

Six-Months FY 2026 Financial Results

●	Net revenues for the six months ended December 31, 2025, were $623 million, compared to $623 million in the same period of fiscal 2025.

●	Gross profit for the six months ended December 31, 2025, was $84.3 million, compared to $67.8 million in the same period of fiscal 2025.

●	Gross margin for the six months ended December 31, 2025, was 13.5%, up 260 basis points from 10.9% in the same period of fiscal 2025.

●	Net income for the six months ended December 31, 2025, was $14.3 million, or $0.28 per diluted share, compared to net income of $7.5 million, or $0.15 per diluted share for the same period of fiscal 2025.

●	Adjusted EBITDA for the six months ended December 31, 2025, was $30.7 million, compared to Adjusted EBITDA of $19.5 million for the same period of fiscal 2025.

Conference Call

Alliance Entertainment Chief Executive Officer Jeff Walker, Chief Financial Officer Amanda Gnecco, and Executive Chairman Bruce Ogilvie will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, February 12, 2026
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13758224

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1749656&tp_key=d0dfe4e261 and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through March 12, 2026, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13758224

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor and fulfillment partner for the entertainment and pop culture collectibles industry. With more than 340,000 unique in-stock SKUs — including over 57,300 exclusive titles across compact discs, vinyl LPs, DVDs, Blu-rays, and video games — Alliance offers the largest selection of physical media in the market. Our vast catalog also includes licensed merchandise, toys, retro gaming products, and collectibles, serving over 35,000 retail locations and powering e-commerce fulfillment for leading retailers. Alliance also owns and operates proprietary collectibles brands, including Handmade by Robots™, a stylized vinyl figure line featuring licensed characters from leading entertainment franchises, and Alliance Authentic™, a premium platform for authentic, certified, and individually numbered entertainment collectibles. In addition, Alliance operates Endstate Authentic, a dedicated NFC-enabled authentication and digital product identity platform supporting authenticated collectibles, resale, and brand protection. Leveraging decades of operational expertise, exclusive sourcing relationships, and a capital-light, scalable infrastructure, Alliance connects fans and collectors to the products, franchises, and experiences they value across formats and generations. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks that a breach of the revolving credit facility could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, uncertainty regarding tariffs, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
($ in thousands except share and per share amounts)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Revenues	$368,712	$393,672	$622,685	$622,662
Cost of Revenues (excluding depreciation and amortization)	321,616	351,382	538,409	554,837
Operating Expenses
Distribution and Fulfillment Expense	12,121	12,419	22,041	21,437
Selling, General and Administrative Expense	16,591	13,800	31,668	26,905
Depreciation and Amortization	1,290	1,255	2,574	2,512
Transaction Costs	225	-	596	-
Restructuring Cost	2	19	2	69
Gain on Insurance Claims	(408)	-	(408)	-
Gain on Disposal of Fixed Assets	(4)	-	(24)	(15)
Total Operating Expenses	29,817	27,493	56,449	50,908
Operating Income	17,279	14,797	27,827	16,917
Other Expenses
Interest Expense, Net	3,454	2,827	5,801	5,666
Change in Fair Value of Warrants	850	2,545	2,313	2,586
Total Other Expenses	4,304	5,372	8,114	8,252
Income Before Income Tax Expense	12,975	9,425	19,713	8,665
Income Tax Expense	3,587	2,354	5,445	1,197
Net Income	9,388	7,071	14,268	7,468
Net Income per Share – Basic and Diluted	$0.18	$0.14	$0.28	$0.15
Weighted Average Common Shares Outstanding - Basic	50,957,370	50,957,370	50,957,370	50,957,370
Weighted Average Common Shares Outstanding - Diluted	51,010,519	50,965,970	51,010,519	50,965,970

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

($ in thousands except per share amounts)	December 31, 2025	June 30, 2025
	(Unaudited)
Assets
Current Assets
Cash	$1,379	$1,236
Trade Receivables, Net of Allowance for Credit Losses of $1,833 and $867, respectively	148,653	95,027
Inventory, Net	117,801	102,848
Other Current Assets	18,858	19,021
Total Current Assets	286,691	218,132
Property and Equipment, Net	11,108	11,291
Operating Lease Right-of-Use Assets, Net	17,698	19,214
Goodwill	94,081	89,116
Intangibles, Net	20,037	18,475
Other Long-Term Assets	235	789
Deferred Tax Asset, Net	4,211	4,211
Total Assets	$434,061	$361,228
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$188,266	$155,300
Accrued Expenses	15,287	9,548
Current Portion of Operating Lease Obligations	3,299	3,229
Current Portion of Finance Lease Obligations	3,180	3,075
Deferred Consideration	1,000	-
Contingent Liability	1,577	1,577
Total Current Liabilities	212,609	172,729
Revolving Credit Facility, Net	84,547	55,268
Finance Lease Obligation, Non- Current	320	1,931
Operating Lease Obligations, Non-Current	15,877	17,432
Shareholder Loan (subordinated), Non-Current	-	10,000
Acquired Royalty Obligation (Endstate), Non-Current	165	-
Warrant Liability	2,959	646
Total Liabilities	316,477	258,006
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of December 31, 2025, and June 30, 2025	-	-
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at December 31, 2025, and at June 30, 2025; Issued and Outstanding 50,957,370 Shares as of December 31, 2025, and June 30, 2025	5	5
Paid In Capital	48,664	48,570
Accumulated Other Comprehensive Loss	(76)	(76)
Retained Earnings	68,991	54,723
Total Stockholders’ Equity	117,584	103,222
Total Liabilities and Stockholders’ Equity	$434,061	$361,228

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities:
Net Income	$14,268	$7,468
Adjustments to Reconcile Net Income to
Net Cash (Used in) Provided by Operating Activities:
Depreciation of Property and Equipment	887	849
Amortization of Intangible Assets	1,687	1,663
Amortization of Deferred Financing Costs (Included in Interest Expense)	2,021	702
Allowance for Credit Losses	1,114	575
Change in Fair Value of Warrants	2,313	2,586
Deferred Income Taxes	-	(967)
Non-cash lease expense	1,516	1,414
Stock-based Compensation Expense	94	-
Gain on Disposal of Fixed Assets	(24)	(15)
Changes in Assets and Liabilities
Trade Receivables	(54,740)	(55,255)
Inventory	(14,953)	1,849
Income Taxes Payable\Receivable	3,560	1,494
Operating Lease Right-of-Use Assets	-	-
Operating Lease Obligations	(1,484)	(649)
Other Assets	681	(2,319)
Accounts Payable	32,666	57,141
Accrued Expenses and Contingent Liability	(3,422)	(2,918)
Net Cash (Used in) Provided by Operating Activities	(13,816)	13,618
Cash Flows from Investing Activities:
Capital Expenditures	(712)	(10)
Cash Paid for Business Acquisition/Asset Purchase	(1,150)	(7,551)
Cash Inflow from Asset Disposal	30	15
Investment in Captive Stock	36	-
Net Cash Used in Investing Activities	(1,796)	(7,546)
Cash Flows from Financing Activities:
Payments on Financing Leases	(1,506)	(1,397)
Payments on Revolving Credit Facility	(578,323)	(538,604)
Borrowings on Revolving Credit Facility	606,229	535,290
Proceeds from Shareholder Note (Subordinated), Non-Current	(10,000)	-
Deferred Financing Cost	(646)	-
Net Cash Provided by (Used in) Financing Activities	15,752	(4,711)
Net Increase in Cash	140	1,361
Cash, Beginning of the Period	1,239	1,129
Cash, End of the Period	$1,379	$2,490
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$5,785	$5,735
Cash Paid for Income Taxes	$1,886	$795
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Conversion of Warrants from liability to Equity	-	454

Non-GAAP Financial Measures: For the three months ended December 31, 2025, we had non-GAAP Adjusted EBITDA of approximately $18.5 million compared with Adjusted EBITDA of approximately $16.1 million in the prior year period, or a year-over-year improvement of $2.4 million. For the six months ended December 31, 2025, we had non-GAAP Adjusted EBITDA of approximately $30.7 million compared with Adjusted EBITDA of approximately $19.5 million in the prior year period, or a year-over-year improvement of $11.2 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; (iv) depreciation and amortization expense; and (v) other non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other companies and accordingly, this measure may not be comparable to measures used by other companies. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Three Months Ended	Three Months Ended
($ in thousands)	December 31, 2025	December 31, 2024
Net Income	$9,388	$7,071
Add back:
Interest Expense	3,454	2,827
Income Tax Expense	3,587	2,354
Depreciation and Amortization Expense	1,290	1,255
EBITDA	$17,719	$13,507
Adjustments
Stock-based Compensation Expense	69	-
Transaction Costs	225	-
Change In Fair Value of Warrants	850	2,545
Restructuring Cost	2	19
Gain on Insurance Claim	(408)	-
Gain on Disposal of Property and Equipment	(4)	-
Adjusted EBITDA	$18,453	$16,071

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2025	December 31, 2024
Net Income	$14,268	$7,468
Add back:
Interest Expense	5,801	5,666
Income Tax Expense	5,446	1,197
Depreciation and Amortization Expense	2,574	2,512
EBITDA	$28,088	$16,843
Adjustments
Stock-based Compensation Expense	94	-
Transaction Costs	596	-
Change In Fair Value of Warrants	2,313	2,586
Restructuring Cost	2	69
Gain on Insurance Claim	(408)	-
Gain on Disposal of Property and Equipment	(24)	(15)
Adjusted EBITDA	$30,661	$19,483